UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2005

CDW CORPORATION

(Exact Name of Registrant Specified in Charter)

Illinois	0-21796	36-3310735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Ave.
Vernon Hills, Illinois (Address of Principal Executive Offices)	60061 (Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Press Release

Item 8.01 Other Events.

Changes to Compensation Structure

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R will become effective for CDW Corporation (“CDW” or the “Company”) beginning January 1, 2006 and will require that compensation cost related to share-based payment transactions, including stock options, be recognized in the financial statements. Accordingly, CDW will implement the revised standard in the first quarter of 2006.

Historically, stock options have been granted annually to all CDW coworkers as part of the Company’s overall compensation plan. After studying the potential impact of SFAS 123R, the Compensation and Stock Option Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) approved certain modifications to the Company’s current compensation structure. As modified, the Company’s compensation structure will include the following features:

•	To continue to align management’s interest with shareholders, CDW officers, directors and managers will participate in the Company’s employee stock option plan on an annual basis. Except as noted below, these grants will be determined in a manner consistent with how prior grants have been determined.

•	Coworkers below manager level will no longer be granted options on an annual basis. There may be minor, discrete grants made to specific coworkers below manager level in recognition of outstanding performance or significant contribution to the Company.

•	All coworkers will be eligible for an additional discretionary profit-sharing contribution from the Company to the CDW Corporation Employees’ Profit Sharing Plan. In any year in which such a contribution is made, CDW officers, directors and managers would, as an offset to the increased contribution, receive slightly fewer options than they otherwise would have received. The amount of the discretionary contribution, if any, will be determined annually by the Committee. The Committee has approved a $1,000 profit sharing contribution with respect to each coworker who is eligible to participate in the Plan and is employed on December 31, 2005. The cost of this 2005 contribution is estimated to be approximately $4 million (pre-tax).

•	All unvested options granted prior to January 1, 2005 held by coworkers at the manager level and below who are employed on December 31, 2005 will become fully vested effective December 31, 2005.

•	As of April 29, 2005, coworkers at the manager level and below held unvested options to purchase approximately 3.3 million shares. Of these options, approximately 700,000 have an exercise price equal to or greater than the $53.86 per share April 28, 2005 closing price of CDW common stock. The remaining shares have a weighted average exercise price of approximately $28.00 per share. The total number of options that will be accelerated on December 31, 2005 will be somewhat less than 3.3 million due to vesting that will occur and forfeitures that might occur in the period between April 29, 2005 and December 31, 2005.

•	The Company estimates that the total number of exercisable options immediately following acceleration will be approximately 7.2 million.

The acceleration of vesting is being undertaken primarily so that compensation expense for the accelerated options will not be recognized in the Company’s income statement in future periods upon adoption of SFAS 123R. It is estimated that the compensation expense for stock options will be approximately $16 million (pre-tax) in 2006, reflecting revisions to the compensation structure, along with some changes to the valuation model permitted under SFAS 123R.

In connection with the acceleration of vesting, the Company expects to take a charge in the fourth quarter of 2005. The amount of the charge will be tied in part to the intrinsic value of the accelerated options on the date of acceleration. It is not possible to determine as of this date the intrinsic value of those options on December 31, 2005. However, if the accelerated vesting were to occur as of April 29, 2005, the charge would be approximately $8 million (pre-tax), as determined in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

Increase in Buyback Authorization

The Board has authorized an increase of 3,000,000 in the number of shares of the Company’s common stock authorized for repurchase under the Company’s share repurchase program. The newly authorized 3,000,000 shares are in addition to the 1,529,600 shares that remain available under the Company’s share repurchase program.

The authorization of additional shares for repurchase will enable the Company to offset any potential dilutive effects from the exercise of stock options and to opportunistically repurchase shares. The share repurchases may be made from time to time in both open market and private transactions, as conditions merit. The new repurchase program is expected to remain effective through April 2007, unless earlier terminated by the Board or completed.

A press release issued by the Company announcing the increase in the share repurchase program is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

Any statements in this report that are forward-looking (that is, not historical in nature) are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, for example, statements concerning the number of options that the Company estimates will be subject to acceleration, the estimated cost of the 2005 profit-sharing contribution and the estimated compensation expense for stock options in 2006. In addition, words such as “likely,” “may,” “would,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and similar expressions, may identify forward-looking statements in this report. Forward-looking statements in this report are based on the Company’s beliefs and expectations as of the date of this report and are subject to risks and uncertainties, including those described below. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of the risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. The following factors, among others, may have an impact on the accuracy of the forward-looking statements contained in this report: the departure of current coworkers, the hiring of new coworkers, option grants to be made to coworkers and movements in the Company’s stock price. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 contains a discussion of other factors that may affect the Company’s business, operating results or financial condition more generally. That discussion is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press release dated April 29, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION
Dated: April 29, 2005	By:	/s/ Barbara A. Klein
Barbara A. Klein
Senior Vice President and Chief Financial Officer

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